Exhibit 99.1

NYSE:BLD

A leading installer and distributor of insulation and building material products to the U.S. construction industry

TopBuild Reports Third Quarter 2019 Results

•	5.4% increase in net sales
•	130 basis point gross margin expansion to 26.3%
•	160 basis point operating margin expansion to 11.8%
•	140 basis point adjusted EBITDA margin expansion to 14.4%
•	$1.60 net income per diluted share, $1.53 on an adjusted basis

Announces $50 Million Accelerated Share Repurchase

Third Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended September 30, 2018)

✓ Net sales increased 5.4% to $682.3 million, primarily driven by increased selling prices and volume.

“We continue to demonstrate the strength of our uniquely diversified operating model and our focus on profitable growth as we once again report a very strong quarter. Our national scale, strong customer and supplier relationships and operational efficiency initiatives are driving our top line growth and margin expansion.

“Looking ahead, we believe the residential and commercial markets will continue to grow and TopBuild is well positioned to leverage its existing platform to take advantage of the many opportunities in both of these areas.”

JERRY VOLAS, CEO, TOPBUILD

✓   Gross margin increased 130 basis points to 26.3%.

✓   Operating profit was $80.4 million, compared to operating profit of $66.2 million. On an adjusted basis, operating profit was $80.6 million, compared to $69.5 million, a 16.0% improvement.

✓   Operating margin was 11.8%, up 160 basis points. Adjusted operating margin was also 11.8%, up 110 basis points.

✓   Net income was $55.0 million, or $1.60 per diluted share, compared to $42.7 million, or $1.19 per diluted share. Adjusted income was $52.7 million, or $1.53 per diluted share, compared to $44.0 million, or $1.23 per diluted share.

✓   Adjusted EBITDA was $98.0 million, compared to $84.3 million, a 16.3% increase, and adjusted EBITDA margin improved 140 basis points to 14.4%.

✓ Incremental EBITDA margin was 39.1%.
✓ At September 30, 2019, the Company had cash and cash equivalents of $171.6 million and availability under its revolving credit facility of $188.6 million for total liquidity of $360.2 million.

Nine Month Financial Highlights

(unless otherwise indicated, comparisons are to nine months ended September 30, 2018)

✓ Net sales increased 12.4% to $1,961.8 million.
✓ Gross margin expanded 200 basis points to 26.0%.
✓ Operating profit was $213.1 million, compared to operating profit of $143.8 million. On an adjusted basis, operating profit was $216.1 million, compared to $165.5 million, a 30.6% improvement.
✓ Operating margin was 10.9% a 270‑basis point improvement. On an adjusted basis, operating margin improved 150 basis points to 11.0%.

✓   Net income was $145.0 million, or $4.20 per diluted share, compared to $96.2 million, or $2.69 per diluted share. Adjusted income was $138.8 million, or $4.02 per diluted share, compared to $107.1 million, or $2.99 per diluted share.

✓ Adjusted EBITDA was $266.5 million, compared to $200.8 million, a 32.7% increase. Adjusted EBITDA margin was 13.6%, a 210‑basis point improvement. Incremental EBITDA margin was 30.3%.
✓ On a same branch basis, adjusted EBITDA grew 20.7% to $242.4 million and incremental EBITDA margin was 46.1%.

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended September 30, 2018)

Capital Allocation

Acquisitions

The Company completed the acquisition of Viking Insulation in the third quarter. Viking focuses on fiberglass installation in a wide variety of light commercial and residential projects and is based in Southern California.

Share Repurchases

In the third quarter of 2019, the Company repurchased 364,074 shares at an average price of $89.76 per share. These shares were purchased as part of the Company’s $200 million share repurchase authorization announced on February 26, 2019. As of September 30, 2019, $147.8 million of the $200 million authorization remained.

Additionally, under the above-mentioned share repurchase authorization, the Company intends to enter into an agreement to repurchase $50 million of its common stock under an accelerated share repurchase (ASR) program. This will be the third ASR the Company has undertaken since first quarter 2017.

“We are evaluating a robust pipeline of acquisition candidates. The deliberate approach taken by our seasoned M&A team helps to ensure our strategic goals are met and only the best opportunities are pursued.

“We are also committed to optimizing the efficiency of our capital structure and while acquisitions remain our top capital allocation priority, our strategy also includes a return of excess capital to our shareholders through our share repurchase program.”

JERRY VOLAS, CEO, TOPBUILD

2019 Revenue and Adjusted EBITDA Outlook

The Company has raised its outlook for housing starts for 2019 to a range of 1.245 million to 1.275 million starts from the previous range of 1.23 million to 1.27 million starts. Accordingly, the low end of the Company’s revenue outlook has been raised by $15 million while the high end of its revenue range has been raised by $5 million. The Company has also raised the low and high end of its adjusted EBITDA outlook by $9 million and $5 million, respectively.

($ in millions)

2019	Low	High
Sales	$2,625.0	$2,645.0
Adjusted EBITDA*	$354.0	$360.0

*see table for adjusted EBITDA reconciliation

Assumptions ($ in millions):

2019	Low	High
Housing Starts	1,245K	1,275K
Estimated net income	$179.7	$188.5
Interest Expense and other, net	$37.0	$35.0
Income tax expense	$64.8	$68.0
Depreciation and Amortization	$54.0	$52.0
Share based compensation	$14.0	$13.0

This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, weighted average diluted shares outstanding and interest rates. This outlook does not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release. Factors that could cause actual 2019 results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2018 Annual Report on Form 10‑K and subsequent SEC reports.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss third quarter 2019 financial results is scheduled for today, Thursday, October 31, at 9:00 a.m. Eastern Time. The call may be accessed by dialing (888) 225‑2706. The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., a Fortune 1000 Company headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry.  We provide insulation and building material services nationwide through TruTeam®, which has close to 200 branches, and through Service Partners®  which distributes insulation and building material products from approximately 75 branches. We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers. To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under the proposed accelerated stock repurchase transaction. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our ability to repurchase our common stock is subject to the execution of a definitive agreement with respect to the share repurchase. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386‑763‑8801

(tables follow)

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$682,330	$647,289	$1,961,771	$1,744,702
Cost of sales	502,999	485,424	1,451,822	1,326,777
Gross profit	179,331	161,865	509,949	417,925

Selling, general, and administrative expense	98,886	95,648	296,846	274,134
Operating profit	80,445	66,217	213,103	143,791

Other income (expense), net:
Interest expense	(9,507)	(9,381)	(28,740)	(19,026)
Other, net	653	178	1,512	292
Other expense, net	(8,854)	(9,203)	(27,228)	(18,734)
Income before income taxes	71,591	57,014	185,875	125,057

Income tax expense	(16,615)	(14,356)	(40,864)	(28,859)
Net income	$54,976	$42,658	$145,011	$96,198

Net income per common share:
Basic	$1.63	$1.22	$4.27	$2.74
Diluted	$1.60	$1.19	$4.20	$2.69

Weighted average shares outstanding:
Basic	33,790,857	35,091,388	33,977,464	35,084,694
Diluted	34,367,902	35,789,383	34,541,635	35,815,357

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$171,591	$100,929
Receivables, net of an allowance for doubtful accounts of $5,423 and $3,676 at September 30, 2019, and December 31, 2018, respectively	454,640	407,106
Inventories, net	146,702	168,977
Prepaid expenses and other current assets	16,457	27,685
Total current assets	789,390	704,697

Right of use assets	89,178	—
Property and equipment, net	175,274	167,961
Goodwill	1,367,918	1,364,016
Other intangible assets, net	185,844	199,387
Deferred tax assets, net	11,758	13,176
Other assets	4,760	5,294
Total assets	$2,624,122	$2,454,531

LIABILITIES
Current liabilities:
Accounts payable	$300,125	$313,172
Current portion of long-term debt	33,262	26,852
Accrued liabilities	112,286	104,236
Short-term lease liabilities	36,860	—
Total current liabilities	482,533	444,260

Long-term debt	701,955	716,622
Deferred tax liabilities, net	173,493	176,212
Long-term portion of insurance reserves	44,405	43,434
Long-term lease liabilities	55,362	—
Other liabilities	1,167	1,905
Total liabilities	1,458,915	1,382,433

EQUITY	1,165,207	1,072,098
Total liabilities and equity	$2,624,122	$2,454,531

	As of September 30,
	2019	2018
Other Financial Data
Receivable days †	51	49
Inventory days †	28	34
Accounts payable days †	77	75
Receivables, net plus inventories, net less accounts payable †	$301,217	$280,643
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM)‡	11.6%	11.3%

† Adjusted for remaining acquisition day one balance sheet items. ‡ Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches.

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash Flows Provided by (Used in) Operating Activities:
Net income	$145,011	$96,198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,005	27,133
Share-based compensation	11,411	8,244
Loss on sale or abandonment of property and equipment	885	764
Amortization of debt issuance costs	1,169	812
Change in fair value of contingent consideration	(119)	(373)
Provision for bad debt expense	5,697	3,003
Loss from inventory obsolescence	1,794	1,375
Deferred income taxes, net	(381)	(708)
Change in certain assets and liabilities
Receivables, net	(51,585)	(46,993)
Inventories, net	20,637	(15,333)
Prepaid expenses and other current assets	10,003	(5,560)
Accounts payable	(12,529)	17,768
Accrued liabilities	10,758	10,304
Other, net	1,023	(601)
Net cash provided by operating activities	182,779	96,033

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(34,100)	(42,379)
Acquisition of businesses, net of cash acquired of $15,756 in 2018	(6,452)	(500,666)
Proceeds from sale of property and equipment	2,239	502
Other, net	25	31
Net cash used in investing activities	(38,288)	(542,512)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	9,998	520,104
Repayment of long-term debt	(19,424)	(13,097)
Payment of debt issuance costs	—	(7,819)
Proceeds from revolving credit facility	—	90,000
Repayment of revolving credit facility	—	(90,000)
Taxes withheld and paid on employees' equity awards	(11,135)	(5,433)
Repurchase of shares of common stock	(52,177)	(9,493)
Payment of contingent consideration	(1,091)	(841)
Net cash (used in) provided by financing activities	(73,829)	483,421

Cash and Cash Equivalents
Increase for the period	70,662	36,942
Beginning of period	100,929	56,521
End of period	$171,591	$93,463

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$120,726	$—
Accruals for property and equipment	102	546

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
TruTeam
Sales	$498,390	$464,540	7.3%	$1,430,800	$1,223,357	17.0%

Operating profit, as reported	$69,846	$61,004		$189,568	$139,969
Operating margin, as reported	14.0%	13.1%		13.2%	11.4%

Rationalization charges	(16)	177		183	629
Acquisition related costs	56	—		459	—
Operating profit, as adjusted	$69,886	$61,181		$190,210	$140,598
Operating margin, as adjusted	14.0%	13.2%		13.3%	11.5%

Service Partners
Sales	$220,947	$212,948	3.8%	$638,899	$606,335	5.4%

Operating profit, as reported	$23,406	$19,229		$65,154	$57,141
Operating margin, as reported	10.6%	9.0%		10.2%	9.4%

Rationalization charges	—	134		109	159
Operating profit, as adjusted	$23,406	$19,363		$65,263	$57,300
Operating margin, as adjusted	10.6%	9.1%		10.2%	9.5%

Total
Sales before eliminations	$719,337	$677,488		$2,069,699	$1,829,692
Intercompany eliminations	(37,007)	(30,199)		(107,928)	(84,990)
Net sales after eliminations	$682,330	$647,289	5.4%	$1,961,771	$1,744,702	12.4%

Operating profit, as reported - segments	$93,252	$80,233		$254,722	$197,110
General corporate expense, net	(6,872)	(8,358)		(23,606)	(37,937)
Intercompany eliminations and other adjustments	(5,935)	(5,658)		(18,013)	(15,382)
Operating profit, as reported	$80,445	$66,217		$213,103	$143,791
Operating margin, as reported	11.8%	10.2%		10.9%	8.2%

Rationalization charges †	8	1,668		1,977	6,807
Acquisition related costs	131	1,578		1,034	14,859
Operating profit, as adjusted	$80,584	$69,463		$216,114	$165,457
Operating margin, as adjusted	11.8%	10.7%		11.0%	9.5%

Share-based compensation	3,926	2,848		11,411	8,244
Depreciation and amortization	13,467	11,948		39,005	27,133
EBITDA, as adjusted	$97,977	$84,259		$266,530	$200,834
EBITDA margin, as adjusted	14.4%	13.0%		13.6%	11.5%

Sales change period over period	35,041			217,069
EBITDA, as adjusted, change period over period	13,718			65,696
EBITDA, as adjusted, as percentage of sales change	39.1%			30.3%

† Rationalization charges include corporate level adjustments as well as segment operating adjustments.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Gross Profit and Operating Profit Reconciliations

Net sales	$682,330	$647,289	$1,961,771	$1,744,702

Gross profit, as reported	$179,331	$161,865	$509,949	$417,925

Rationalization charges	—	21	—	176
Gross profit, as adjusted	$179,331	$161,886	$509,949	$418,101

Gross margin, as reported	26.3%	25.0%	26.0%	24.0%
Gross margin, as adjusted	26.3%	25.0%	26.0%	24.0%

Operating profit, as reported	$80,445	$66,217	$213,103	$143,791

Rationalization charges	8	1,668	1,977	6,807
Acquisition related costs	131	1,578	1,034	14,859
Operating profit, as adjusted	$80,584	$69,463	$216,114	$165,457

Operating margin, as reported	11.8%	10.2%	10.9%	8.2%
Operating margin, as adjusted	11.8%	10.7%	11.0%	9.5%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$71,591	$57,014	$185,875	$125,057

Rationalization charges	8	1,668	1,977	6,807
Acquisition related costs	131	1,578	1,034	14,859
Income before income taxes, as adjusted	71,730	60,260	188,886	146,723

Tax rate at 26.5% and 27.0% for 2019 and 2018, respectively	(19,008)	(16,270)	(50,055)	(39,615)
Income, as adjusted	$52,722	$43,990	$138,831	$107,108

Income per common share, as adjusted	$1.53	$1.23	$4.02	$2.99

Weighted average diluted common shares outstanding	34,367,902	35,789,383	34,541,635	35,815,357

TopBuild Corp.

Same Branch and Acquisition Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales
Same branch:
Installation segment	$496,341	$464,540	$1,314,059	$1,223,357
Distribution segment	220,947	212,948	627,829	606,335
Eliminations	(37,007)	(30,199)	(107,066)	(84,990)
Total same branch	680,281	647,289	1,834,822	1,744,702

Acquisitions (a):
Installation segment	$2,049	$—	$116,741	$—
Distribution segment	—	—	11,070	—
Eliminations	—	—	(862)	—
Total acquisitions	2,049	—	126,949	—
Total	$682,330	$647,289	$1,961,771	$1,744,702

EBITDA, as adjusted
Same branch	$97,492	$84,259	$242,366	$200,834
Acquisitions (a)	485	—	24,164	—
Total	$97,977	$84,259	$266,530	$200,834

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	14.3%		13.2%
Acquisitions (c)	23.7%		19.0%
Total (d)	14.4%	13.0%	13.6%	11.5%

As Adjusted Incremental EBITDA, as a percentage of incremental sales
Same branch (e)	40.1%		46.1%
Acquisitions (c)	23.7%		19.0%
Total (f)	39.1%		30.3%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch EBITDA, as adjusted, as a percentage of same branch sales

(c) Acquired EBITDA, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income, as reported	$54,976	$42,658	$145,011	$96,198
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	8,854	9,203	27,228	18,734
Income tax expense	16,615	14,356	40,864	28,859
Depreciation and amortization	13,467	11,948	39,005	27,133
Share-based compensation	3,926	2,848	11,411	8,244
Rationalization charges	8	1,668	1,977	6,807
Acquisition related costs	131	1,578	1,034	14,859
EBITDA, as adjusted	$97,977	$84,259	$266,530	$200,834

TopBuild Corp.

2019 Estimated Adjusted EBITDA Range (Unaudited)

(dollars in millions)

	Twelve Months Ending December 31, 2019
	Low	High
Estimated net income	$179.7	$188.5
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	37.0	35.0
Income tax expense	64.8	68.0
Depreciation and amortization	54.0	52.0
Share-based compensation	14.0	13.0
Rationalization charges	3.0	2.5
Acquisition related costs	1.5	1.0
Estimated EBITDA, as adjusted	$354.0	$360.0